EXHIBIT A


                            AGREEMENT OF JOINT FILING

         In accordance with Rule 13d-1(k) under the Securities and Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing on behalf of each of them of a Statement on Schedule 13D, and any amendments thereto, with respect to the Common Stock, par value $0.001 per share, of MessageMedia, Inc. and that this agreement be included as an Exhibit to such filing.

         This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to constitute one and the same agreement.

         IN WITNESS WHEREOF, each of the undersigned hereby executes this Agreement as of January 11, 1999.


SOFTBANK AMERICA INC.                           SOFTBANK CORPORATION


By: /s/ Stephen A. Grant                       By: /s/ Stephen A. Grant
    --------------------                           ----------------------------
    Name:  Stephen A. Grant                        Name:  Stephen A. Grant
    Title:  Attorney-in-Fact                       Title:  Attorney-in-Fact


SOFTBANK HOLDINGS  INC.                        MASAYOSHI SON


By: /s/ Stephen A. Grant                       By: /s/ Stephen A. Grant
    --------------------                           ----------------------------
    Name:  Stephen A. Grant                        Name:  Stephen A. Grant
    Title:  Attorney-in-Fact                       Title:  Attorney-in-Fact


SOFTBANK TECHNOLOGY VENTURES IV L.P.           STV IV LLC


By: /s/ Stephen A. Grant                       By: /s/ Stephen A. Grant
    --------------------                           ----------------------------
    Name:  Stephen A. Grant                        Name:  Stephen A. Grant
    Title:  Attorney-in-Fact                       Title:  Attorney-in-Fact